Exhibit 99.1

NEWS RELEASE

The L.S. Starrett Company in Compliance with NYSE Continued Listing Standards

ATHOL, MA, March 9, 2021 – The L. S. Starrett Company (NYSE: SCX) (Starrett or the Company), a leading manufacturer of high-end precision tools, cutting equipment, and metrology systems for industrial, professional and consumer markets, today announced that on March 4, the NYSE notified the Company it has returned to compliance in relation to the NYSE’s quantitative continued listing standards. This decision comes as a result of the Company’s achievement of compliance with the NYSE’s minimum market capitalization and shareholders’ equity requirements over the past two quarters.

After being notified on October 1, 2020 that it was not in compliance with the NYSE’s quantitative continued listing standards, the Company submitted a plan on November 10, 2020 to cure this deficiency and return to compliance with the NYSE continued listing requirements. The positive results of the Company’s restructuring plans, announced September 22, 2020, have allowed Starrett to cure the deficiency in just five months. The Company initiated a re-engineering of its cost structure and believes such measures will position Starrett for a more profitable future. These actions are designed to reduce overhead and preserve cash by executing both one-time and permanent cost-saving measures.

Douglas A. Starrett, Chairman, President and CEO, commented, “Our financial metrics have improved significantly in the first two quarters of fiscal 2021 allowing the Company to quickly remedy our NYSE non-compliance status. This is a result of our global associate’s executing our on-going restructuring initiatives focused on achieving a cost structure that will deliver sustainable operating income and cash generation.”

About The L. S. Starrett Company:
Founded in 1880 by Laroy S. Starrett and incorporated in 1929, The L. S. Starrett Company is a leading manufacturer of high-end precision tools, cutting equipment, and metrology systems for industrial, professional and consumer markets is engaged in the business of manufacturing over 5,000 different products for industrial, professional and consumer markets. The Company has a long history of global manufacturing experience and currently operates four major global manufacturing plants. All subsidiaries principally serve the global manufacturing industrial base with concentration in the metalworking, construction, machinery, equipment, aerospace and automotive markets. The Company offers its broad array of measuring and cutting products to the market through multiple channels of distribution throughout the world. Starrett® is brand recognized around the world for precision, quality and innovation. For more information, please visit: https://www.starrett.com/.

Forward-Looking Statement:
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This press release contains forward-looking statements concerning the Company’s expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on September 22, 2020 in the section entitled "Risk Factors," and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:
Mr. John Tripp – Chief Financial Officer
(978) 249-3551
jtripp@starrett.com
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